Exhibit 9.1
                         TERMINATION OF VOTING AGREEMENT

            THIS TERMINATION AGREEMENT dated effective October 29, 1999, evidences the termination of the Voting Agreement dated effective August 8, 1996 (as amended by Amendment No. 1 dated April 23, 1998 and Amendment No. 2 dated September 1, 1998, hereafter the "Voting Agreement") among the stockholders (collectively, the "Stockholders") of Carriage Services, Inc., a Delaware corporation (the "Company"), whose names appear under the caption "Stockholders" on the signature page to this Termination;

                              W I T N E S S E T H:

            WHEREAS, Section 5.6(c) of the Voting Agreement provides that the Voting Agreement shall be terminated upon the written approval of Stockholders holding Stock constituting at least 80% of the votes of all Stock subject thereto at the time of such termination; and

            WHEREAS, the undersigned Stockholders, holding such 80% of the votes, now desire to terminate the Voting Agreement, as hereafter provided;

            NOW, THEREFORE, the undersigned Stockholders agree as follows:

            1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given such terms in the Voting Agreement.

            2. TERMINATION. The Stockholders hereby agree that the Voting Agreement is hereby terminated and of no further force or effect, and that all rights and interests of the Stockholders thereunder are hereby ended. Without limiting the generality of the foregoing, from and after the effective date of this Agreement, the Stockholders shall be free to dispose of and vote their shares free of any claims or restrictions set forth in the Voting Agreement.

            3. RESTRICTIVE LEGENDS. To the extent that any certificates which represent shares of Stock of the Company registered in the names of any of the Stockholders which were subject to the Voting Agreement contain restrictive legends referring to the Voting Agreement, such legends shall be removed, and any transfer agent for such shares shall be, and hereby is, authorized and directed to issue new or replacement certificates without such legend.

            4. FURTHER ASSURANCES. Each Stockholder agrees to execute and deliver from time to time after the date hereof such additional instruments as any other Stockholder may reasonably require more effectively to evidence the termination of the Voting Agreement intended hereby.

            5. BINDING  EFFECT.   This  Termination  of  the  Voting  Agreement
shall be binding upon and inure to the benefit of the Stockholders and their respective successors, heirs and assigns.

            6. EFFECTIVENESS. This Termination, which shall be deemed effective for all purposes as of the date first above written, shall become effective when signed by Stockholders holding Stock constituting at least 80% of all Stock subject to this Agreement on such effective date.

            IN WITNESS WHEREOF, the undersigned Stockholders have executed and delivered this Termination in multiple counterparts effective as of the date first above written.



--------------------------------    ------------------------------------------
C. Byron Snyder, individually       Melvin C. Payne, individually and as
and as General Partner              General Partner of the 1996 Payne Family
of the 1996 Snyder Family           Partnership, Ltd.
Partnership, Ltd.

                                    WOODLAND PARTNERS


----------------------------------
Mark W. Duffey, individually and
as Trustee of the Melvin C. Payne   By:_______________________________________
1996 Trust and the Karen P. Payne      Barry Rubinstein, General Partner
1996 Trust





--------------------------------    ------------------------------------------
Barry K. Fingerhut, individually    Jonathan Lieber
and as General Partner of
Applewood Associates, L.P. and
Longboat Key Associates


--------------------------------    ------------------------------------------
Irwin Lieber                        Hannah C. Stone


--------------------------------    ------------------------------------------
Michael J. Marocco                  Seth Lieber



                                       -2-